[Execution Version]

SEVENTH AMENDMENT

TO AMENDED AND RESTATED
UNCOMMITTED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED UNCOMMITTED CREDIT AGREEMENT (this “Seventh Amendment”) dated as of July 7, 2021 is among A-MARK PRECIOUS METALS, INC., a Delaware corporation (the “Borrower”), the undersigned Lenders and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Amended and Restated Uncommitted Credit Agreement dated as of March 29, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendments.

Effective upon the occurrence of the Effective Date (as defined in Section 2 below), the Credit Agreement is hereby amended as follows:

(a)Section 1.1 is amended as follows:

(i)Each of the following terms is deleted: “Benchmark Replacement Adjustment”, “Benchmark Replacement Date”, “Benchmark Unavailability Period”, “Corresponding Tenor”, “ISDA Definitions”, “Reference Time”, “SOFR Administrator”, “SOFR Administrator’s Website” and “Unadjusted Benchmark Replacement”.

(ii)Each of the terms “Available Tenor”, “Benchmark”, “Benchmark Replacement”, “Benchmark Replacement Conforming Changes”, “Benchmark Transition Event”, “Early Opt-in Election”, “SOFR”, “Term SOFR”, “Term SOFR Adjustment” and “Term SOFR Transition Event” is deleted and replaced as follows:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an

Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, the LIBO Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.11(c)(i), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) For purposes of Section 2.11(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of the LIBO Rate does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the Adjusted LIBO Rate shall be the closest corresponding Available Tenor (based on length) for Term SOFR and if such Available Tenor of the Adjusted LIBO Rate equally corresponds to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall apply, or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this definition (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and

(2) For purposes of Section 2.11(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Notwithstanding the foregoing, the Administrative Agent may (in its sole discretion) determine that a Benchmark Replacement pursuant to clause (1)(a) of this definition is not administratively feasible and shall not be applied, and that either clause (1)(b) or clause (2) of this definition shall automatically be deemed to apply by providing notice to the Borrower and the Lenders at least five (5) Business Days prior to the effective date for the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means with respect to any then-current Benchmark other than the LIBO Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Early Opt-in Election” means the occurrence of:

(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Adjustment” means, 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent in its sole discretion and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.11(c)(iii) that is not Term SOFR.

(iii)Each of the following new terms is inserted in its proper alphabetical place:

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Erroneous Payment” shall have the meaning given to such term in Section 9.15(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning given to such term in Section 9.15(d).

“Erroneous Payment Impacted Class” shall have the meaning given to such term in Section 9.15(d).

“Erroneous Payment Return Deficiency” shall have the meaning given to such term in Section 9.15(d).

“Erroneous Payment Subrogation Rights” shall have the meaning given to such term in Section 9.15(d).

“FCA” shall have the meaning given to such term in Section 2.11(c).

“IBA” shall have the meaning given to such term in Section 2.11(c).

“Payment Recipient” shall have the meaning given to such term in Section 9.15(a).

“Term SOFR Transition Event Effective Date” means, with respect to a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.11(c)(iii).

(iv)The definition of “Eligible Supplier Advance” is amended by deleting “$17,000,000” and replacing it with “$30,000,000”.

(v)The definition of “Permitted Ownership Based Financing” is amended by deleting “$275,000,000” and replacing it with “$375,000,000”.

(b)Clause (c) of Section 2.11 is deleted and replaced with the following:

“(c) Benchmark Replacement Setting.  On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the LIBO Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, overnight, 1-week, 1-month, 3-month, 6-month and 12- month Adjusted LIBO Rate tenor settings.   Notwithstanding anything to the contrary herein or in any other Loan Document,

(i)Replacing Adjusted LIBO Rate.  On the earlier of (i) the date that all Available Tenors of the Adjusted LIBO Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is the Adjusted LIBO Rate, the

Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)Replacing Non-Adjusted LIBO Rate Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.  At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.

(iii)Flip Forward.  Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Term SOFR Transition Event Effective Date have occurred prior to the reference time in respect of any setting of the then-current Benchmark, then Term SOFR plus the Term SOFR Adjustment will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (iii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. Notwithstanding anything contained herein to the contrary, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.  For the avoidance of doubt, any applicable provisions set forth in this Section 2.11(c) shall apply with respect to any Term SOFR transition pursuant to this clause (iii) as if such forward-looking term rate was initially determined in accordance herewith including, without limitation, the provisions set forth in clauses (iv) and (vii) of this Section 2.11(c).

(iv)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative

Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11(c).

(vi)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Adjusted LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(vii)Disclaimer.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration of, submission of, calculation of, or any other matter related to the London interbank offered rate or other rates in the definitions of “LIBO Rate” or “Adjusted LIBO Rate” or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to this Section 2.11(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to this Section 2.11(c), including without limitation, (A) whether the composition or characteristics of any such alternative, successor or replacement reference rate for any currency will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the applicable Adjusted LIBO Rate for Loans denominated in such currency as did the London interbank offered rate prior to its discontinuance or unavailability, and (B) the impact or effect of such alternative, successor or replacement reference rate or Benchmark Replacement Conforming Changes on any other financial products or agreements in effect or offered by or to the Borrower or any Lender or any of their respective Affiliates, including, without limitation, any Hedging Agreement or obligations thereunder.”

(c)Section 5.13 is deleted and replaced with the following:

“5.13  Intentionally omitted.”

(d)Section 6.5(m) is amended by deleting “$18,300,000” and replacing it with “$38,300,000”.

(e)Section 6.6 is amended by (i) deleting at the end of clause (a), “and”, (ii) deleting in clause (b) “of the Borrower” and replacing it with “by the Borrower”, (iii) deleting at the end of clause (b), “.” and replacing it with “; and” and (iv) inserting the following new clause (c) (after clause (b)): “(c)   the declaration and payment from time to time by the Borrower of cash dividends with respect to its Equity Interests, with the prior written approval (email being deemed an acceptable form of writing) of the Required Lenders (not to be unreasonably withheld or delayed).

(f)Sections 7.2 and 7.3 are deleted and replaced as follows:

“7.2  Consolidated Tangible Net Worth

. The Borrower shall maintain Consolidated Tangible Net Worth of not less than $80,000,000 (subject to increase from time to time as set forth in the proviso below) as at the last day of each month, provided, that the minimum required Consolidated Tangible Net Worth under this Section 7.2 shall automatically increase on each date of delivery of financial statements pursuant to Section 5.1(a) (other than in respect of such financial statements delivered for the Fiscal Year ending on or around June 30, 2021), by an amount equal to 25% of consolidated net income (to the extent positive) of the Borrower (calculated in accordance with GAAP) as reported in such financial statements.

7.3  Consolidated Working Capital

.  The Borrower shall maintain Consolidated Working Capital of not less than $150,000,000 as at the last day of each month, provided, that the minimum required Consolidated Working Capital under this Section 7.3 shall automatically increase on each date of delivery of financial statements pursuant to Section 5.1(a) (other than in respect of such financial statements delivered for the Fiscal Year ending on or around June 30, 2021), by an amount equal to 25% of consolidated net income (to the extent positive) of the Borrower (calculated in accordance with GAAP) as reported in such financial statements.”

(g)New Section 9.15 is inserted after Section 9.14 as follows:

“9.15  Erroneous Payments

.

(a)If Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 9.15(b).

(c)Each Lender or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender or Secured Party from any source, against any amount due to Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Revolving Line Portions) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Revolving Line Portions) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Line Portions which shall survive as to such assigning Lender and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Line Portions of any Lender and such Revolving Line Portions shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrower for the express purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine or defense.

Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Line Portions and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.”

(h)Section 10.1(a)(i) is amended by deleting “Chief Operating Officer” and replacing it with “President”.

(i)Section 10.6 is amended by deleting the final sentence therein and replacing it with the following:

“The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Loan Document (other than any Swiss law governed documents) shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior consent.”

(j)Section 10.1(a)(iii) is deleted and replaced with the following:

“(iii) if to Administrative Agent in connection with any other matter (including deliveries under Section 5.1 and other matters), to it at Rabobank Loan Syndications, 245 Park Avenue, New York, NY 10167, Attention: Loan Syndications (Telecopy No. (212) 808-2578; Telephone No. (212) 916-7974; Email: syndications.ny@rabobank.com; csg@rabobank.com; and fm.us.newyork.CreditCompliance@rabobank.com); with a copy to Zukerman Gore Brandeis & Crossman, LLP, Eleven Times Square, 15th Floor, New York, New York 10036, Attention: Stephen J. Angelson, Esq. (Telephone No. (212) 223-6700; Telecopy No. (212) 223-6433; Email: sangelson@zukermangore.com); and”

(k)Schedule 1.1B is deleted and replaced as set forth on Annex I hereto.

(l)Schedule 1.1E is deleted and replaced as set forth on Annex II hereto.

(m)Schedule 3.14A is amended by deleting “69%” under the heading “Percentage of Ownership” across from AM&ST Associates, LLC, and replacing it with “100%”.

(n)Schedule 3.14B is deleted and replaced as set forth on Annex III hereto.

(o)Schedule 6.8 is deleted and replaced as set forth on Annex IV hereto.

SECTION 2.Effectiveness of Amendment.

This Seventh Amendment shall become effective on the date (the “Effective Date”) on which (a) the Administrative Agent shall have received, all in form and substance satisfactory to the Administrative Agent:

(i)this Seventh Amendment duly executed by each of the Borrower, the Lenders and the Administrative Agent;

(ii)such corporate authorization documents, opinions of counsel and certificates of good standing of the Borrower as the Required Lenders shall require;

(iii)a pro forma Borrowing Base Certificate (giving effect to the transactions contemplated under this Seventh Amendment), prepared as of a date not more than eight (8) Business Days prior to the Effective Date; and

(iv)evidence that there shall not have occurred a Material Adverse Effect since March 26, 2021; and

(b)the Borrower shall have paid to the Administrative Agent in immediately available funds (i) all costs and expenses of the Administrative Agent incurred in connection with this Seventh Amendment (including, without limitation, the reasonable legal fees and disbursements of counsel to the Administrative Agent for which an invoice shall have been provided) and (ii) an amendment fee (which shall be fully earned when paid and non-refundable) for the account of each Lender in an amount equal to 0.025% of such Lender’s Revolving Line Portion immediately after giving effect to this Seventh Amendment.

SECTION 3.Effect of Amendment; Ratification; Representations; Lien Reaffirmation.

(a)On and after the Effective Date, this Seventh Amendment shall be a part of the Credit Agreement, all references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement as amended by this Seventh Amendment, and the term “this Agreement”, and the words “hereof”, “herein”, “hereunder” and words of similar import, as used in the Credit Agreement, shall mean the Credit Agreement as amended hereby.

(b)Except as expressly set forth herein, this Seventh Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Credit Agreement and the Credit Agreement is hereby ratified, approved and confirmed in all respects and remains in full force and effect.

(c)In order to induce the Administrative Agent and the Lenders to enter into this Seventh Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that before and after giving effect to the execution and delivery of this Seventh Amendment:

(i)the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as if made on and as of the date hereof, except for those representations and warranties that by their terms were made as of a specified date which were true and correct on and as of such date; and

(ii)no Default or Event of Default has occurred and is continuing.

(d)The Borrower hereby acknowledges and agrees that after giving effect to this Seventh Amendment, (i) the Security Agreement (as amended hereby), the Canadian Security Agreement, the German Security Agreement, each Swiss Security Agreement, the Mexican Current Asset Non-Possessory Pledge Agreement dated June 28, 2019 (as amended, supplemented or otherwise modified from time to time) between the Borrower and the Administrative Agent, and the liens and security interests granted thereunder (and under any other documents executed by the Borrower) shall remain in full force and effect, shall continue without interruption as security for the Obligations and shall not be impaired or limited hereby and (ii) the other Security Documents executed by it shall remain in full force and effect, shall continue without interruption and shall not be impaired or limited hereby.

(e)On or prior to July 31, 2021, the Borrower shall cause (i) JMB (and certain other Subsidiaries of the Borrower as required by the Administrative Agent) to execute and deliver to the Administrative Agent a guaranty (in form and substance satisfactory to the Administrative Agent, the “Subsidiary Guaranty”), (ii) JMB to execute and deliver to the Administrative Agent (x) a security agreement (in form and substance satisfactory to the Administrative Agent), under which it shall grant to the Administrative Agent first priority perfected Liens (subject to Permitted Encumbrances) over substantially all of its personal property, to secure its obligations under the Subsidiary Guaranty and (y) a completed perfection certificate, substantially in the form attached thereto and (iii) each guarantor under the Subsidiary Guaranty to deliver such corporate authorization documents, opinions of counsel and certificates of good standing as the Administrative Agent or the Required Lenders shall require. Failure to comply with this clause (e) shall be an immediate Event of Default with no grace period.

(f)Each party hereto acknowledges and agrees that the last day of the JMB Suspension Period has occurred (notwithstanding anything to the contrary contained in the definition thereof or otherwise) and, accordingly, as of the date hereof, the JMB Suspension Period has terminated.

(g)This Seventh Amendment shall be a Loan Document.

SECTION 4.Counterparts.

This Seventh Amendment may be executed by one or more of the parties to this Seventh Amendment on any number of separate counterparts (including by facsimile or email transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  A set of the copies of this Seventh Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 5.Severability.

Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.GOVERNING LAW.

THIS SEVENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.WAIVERS OF JURY TRIAL.

EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SEVENTH AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the day and year first above written.

BORROWER

A-MARK PRECIOUS METALS, INC.

By:_______________________

     Name:

     Title:

[Signature Page to Seventh Amendment]

ADMINISTRATIVE AGENT AND LENDERS

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent and a Lender

By: ____________________________
Name:

Title:

By: ____________________________
Name:

Title:

[Signature Page to Seventh Amendment]

MACQUARIE BANK LIMITED, as a Lender

By:  ________________________________

        Name:

        Title:

By:  ________________________________

        Name:

        Title:

POA#__________________________

[Signature Page to Seventh Amendment]

BROWN BROTHERS HARRIMAN & CO., as a Lender

By:______________________

     Name:

     Title:

[Signature Page to Seventh Amendment]

CIBC BANK USA, as a Lender

By:

     Name:
     Title:

[Signature Page to Seventh Amendment]

HSBC BANK USA, N.A., as a Lender

By:

     Name:
     Title:

Annex I to Seventh Amendment to

Amended and Restated Uncommitted Credit Agreement

Schedule 1.1B

Approved Depositories

Depository	Location	Limit
Brinks, Incorporated	1120 W. Venice Boulevard Los Angeles, California 90015	$54,000,000 minus the amount held in its capacity as a CFC Approved Depository (at such location)
Asahi Refining USA, Inc.	4601 West 2100 South Salt Lake City, Utah 84120	$42,000,000
Brinks, Incorporated	2555 Century Lake Drive Irving, Texas 75062	$18,000,000
Brinks Global Services USA Inc.	184-45 147th Avenue Springfield Gardens, New York 11413	$75,000,000
Brinks, Incorporated	2179 S. 300 W Suite 4 Salt Lake City, Utah 84115	$78,000,000 minus the amount held in its capacity as a CFC Approved Depository (at such location)
Sunshine Minting Inc.	750 West Canfield Avenue Coeur d’Alene, Idaho 83815 and 7600 East Gate Road Henderson, Nevada 89011	$30,000,000
Brinks, Incorporated	5115 W. Nassau Street Tampa, Florida 33607	$24,000,000
Loomis International (US), Inc.	130 Sheridan Boulevard Inwood, New York 11096	$42,000,000

Loomis International (US), Inc.	656 South Vail Avenue Montebello, California 90640	$6,000,000
A-M Global Logistics, LLC as lessee	6055 Surrey Street Las Vegas, Nevada 89119	$200,000,000
Numismatic Guaranty Corporation	5501 Communications Parkway Sarasota, Florida 34240	$15,000,000 minus the amount held in its capacity as a CFC Approved Depository
Professional Coin Grading Service Division of Collectors Universe, Inc.	1610 E. St. Andrew Place, Suite 150 Santa Ana, California 92705	$18,000,000 minus the amount held in its capacity as a CFC Approved Depository
AM & ST Associates, LLC dba Silvertowne Mint	950 East Base Road Winchester, Indiana 47394	$20,000,000
Stack’s-Bowers Numismatics, LLC dba Stack’s Bowers Galleries	1550 Scenic Avenue Suite 150 Costa Mesa, California 92626	$12,000,000 minus the amount held in its capacity as a CFC Approved Depository
HSBC Bank USA*	1 West 39th Street New York, New York 10018	$30,000,000
JPMorgan Chase Bank, NA*	1 Chase Manhattan Plaza New York, New York 10005	$30,000,000
Malca-Amit USA, LLC*	153-66 Rockaway Blvd Jamaica NY 11434	$30,000,000
Manfra, Tordella & Brookes, Inc.*	50 West 47th Street Level C 3 New York, NY 10036	$30,000,000
Scotia Bank Depository*	230-59 Rockaway Blvd Int’l Airport Center Springfield Gardens, NY 11413	$30,000,000

Delaware Depository Service Corp.*	3601 North Market Street Wilmington, DE 19802 and 3400 Governor Printz Blvd Wilmington, DE 19802	$30,000,000 (per location)
International Depository Services of Delaware*	406 W. BASIN Rd. New Castle, DE 19720	$30,000,000
CNT Depository, Inc.*	722 Bedford Street Bridgewater, MA 02324	$30,000,000
JM Bullion, Inc.**	8350 N. Central Expressway, Suite 250 Dallas, Texas 75203	$75,000,000

*   Denotes that location must be COMEX licensed to be an Approved Depository.

** Denotes that location shall not be an Approved Depository until a Depositary Letter or a Depositary Agreement shall have been entered into among the depository, the Borrower and the Administrative Agent.

Annex II to Seventh Amendment to

Amended and Restated Uncommitted Credit Agreement

Schedule 1.1E

Approved Carriers

Carrier	Limit
Brink’s Global Services International Inc.	$50,000,000
IBI Armored Services, Inc.	$18,000,000
Loomis Armored Transport	$50,000,000

Annex III to Seventh Amendment to

Amended and Restated Uncommitted Credit Agreement

Schedule 3.14B

Investments

Name	Ownership	Percentage Ownership
Silver Gold Bull Inc., an Alberta corporation	7.96 class A common voting shares	7.37%
Pinehurst Coin Exchange, Inc., a North Carolina corporation	111 shares of common stock	9.991%
Sunshine Minting, Inc., an Idaho corporation	815 shares of common stock	44.9%
Collectible Card Partners, LLC, a Delaware limited liability company	Limited Liability Company Membership Interest	50%

Annex IV to Seventh Amendment to

Amended and Restated Uncommitted Credit Agreement

Schedule 6.8

Existing Restrictions

Restrictions on transfers of equity interests contained in the Unanimous Shareholders Agreement, dated February, 2014, as amended, by and among Silver Gold Bull, Inc., an Alberta corporation and the shareholders of the Borrower, including restrictions on sales, assignments, transfers, pledges, mortgages, security interests in, hypothecations and options in respect thereof.

Restrictions on transfers of equity interests contained in the Stockholders’ Agreement, dated January 7, 2019, as amended, by and among Pinehurst Coin Exchange, Inc. a North Carolina corporation and the stockholders of the Borrower, including restrictions on sales, assignments, encumbrances, hypothecation and pledges in respect thereof.

Restrictions on transfers of equity interests contained in the Stockholders’ Agreement, dated October 1, 2020, by and among Sunshine Minting, Inc., an Idaho corporation and its stockholders including the Borrower, including restrictions on sales, assignments, encumbrances, hypothecation and pledges in respect thereof.